UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2014 (October 5, 2014)

DURATA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35599	27-1247903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Wacker Drive, Suite 2550

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 219-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On October 5, 2014, the Compensation Committee (the “Committee”) of the board of directors of Durata Therapeutics, Inc. (the “Company”) approved certain new compensation arrangements and related matters for Paul R. Edick, our Chief Executive Officer, Corey N. Fishman, our Chief Operating Officer and Chief Financial Officer, and Michael W. Dunne, M.D., our Chief Medical Officer (collectively, the “named executive officers”), as described below:

•	The Committee established a bonus pool of $6,000,000 for the payment of transaction-related bonuses, which will be allocated by the Committee and paid in connection with the proposed acquisition of the Company by Actavis W.C. Holding Inc., a wholly owned subsidiary of Actavis plc (“Actavis”), which was previously announced by the Company on October 6, 2014 (the “Actavis Transaction”) in accordance with the terms of a bonus plan. The Company anticipates adopting the bonus plan prior to October 31, 2014. The named executive officers are eligible to receive transaction-related bonuses under this bonus pool. No allocations of the bonus pool have been made to date.

•	The Committee approved the Company’s adoption of a severance plan which will include the following severance formulas for terminations of employment without cause and for good reason (as such term is defined below), subject to the execution of a customary general release of claims and other terms to be determined: (i)(a) in the case of Mr. Edick, 24 months’ base salary and 2.0 times his target bonus for the year in which his employment is terminated and (b) in the case of each of Mr. Fishman and Mr. Dunne, 18 months’ base salary and 1.5 times his target bonus for the year in which his employment is terminated; and (ii) in the case of each named executive officer, to the extent his termination of employment occurs before the payment of his 2014 fiscal year bonus (the “2014 bonus”), 1.0 times his 2014 bonus at target levels. These severance entitlements are an enhancement to, and shall be reduced by, the severance arrangements provided for in each named executive officer’s current employment agreement (copies of which have been previously filed) and will apply until the earlier of the first anniversary of the closing date of the Actavis Transaction and December 31, 2015. “Good reason” for purposes of the severance enhancements payable to the named executive officers will be (i) a material diminution in the employee’s duties, authority or responsibilities (which will not include customary changes in reporting responsibilities in connection with the integration of the Company’s business lines and functions into similar business lines and functions of Actavis), (ii) a reduction by more than ten percent (10%) in the employee’s base compensation, and (iii) a change in geographic location at which the employee performs services by more than 50 miles. The severance arrangements provided for in each named executive officer’s current employment agreement shall continue to be governed by the definition of “good reason” provided therein. The Company anticipates adopting the severance plan prior to October 31, 2014.

•	The Committee approved the making of a payment to each named executive officer in connection with the consummation of the Actavis Transaction for purposes of Internal Revenue Code Section 280G sufficient to “gross up” such individual for any excise taxes required to be paid pursuant to Internal Revenue Code Section 4999 and any related income, employment and excise taxes thereon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURATA THERAPEUTICS, INC.

Date: October 9, 2014	By:	/s/ Corey N. Fishman

	Name:	Corey N. Fishman

	Title:	Chief Operating Officer and Chief Financial Officer